EXHIBIT 23.1

CONSENT OF MAYER HOFFMAN MCCANN P.C., INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report dated April 16, 2007 (except with respect to the matter discussed in Note 17, as to which the date is January 28, 2008) on the consolidated financial statements of InterMetro Communications, Inc., formerly Lucy's Cafe, Inc., as of December 31, 2005 and 2006 and for each of the three years in the period ended December 31, 2006 and our report dated August 25, 2006 (except with respect to the matter discussed in Note 7, as to which the date is September 27, 2006) on the financial statements of Advanced Tel, Inc. as of June 30, 2004 and 2005 and March 31, 2006, and for each of the years ended June 30, 2004 and 2005 and the nine months ended March 31, 2006 (and to all references to our Firm) included in or made a part of this Registration Statement (File No. 333 - 148511) on Form SB-2.

/s/ MAYER HOFFMAN MCCANN P.C.
MAYER HOFFMAN MCCANN P.C.

Los Angeles, California
January 28, 2008